Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1, Amendment No. 3, of our report dated October 30, 2007 relating to the financial statements of Ideation Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ ROTHSTEIN, KASS & COMPANY, P.C.
Rothstein, Kass & Company, P.C.
Roseland, New Jersey
November 1, 2007